UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2008

BBM HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Utah	333-88480	#04-3648721
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1245 Brickyard Road, Suite 590, Salt Lake City, Utah	84106
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 433 2000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 12, 2008, BBM Holdings, Inc. (the “Company”) announced that Dr. S.Z. Hirschman has agreed to act as a consultant, on a part-time basis, to help lead the Company in a creative new direction. In addition, the Company announced the acquisition of a new technology with several pre-clinical compounds. Upon completion of the acquisition, the Company plans to change its name to Ohr Pharmaceuticals Inc.

In connection with the acquisition of such new technology, it is anticipated that the Company will be pursuing a new acquisition strategy to create a roll-up of small biotechnology companies.

A press release issued by the Company in connection with the foregoing events is filed with this report as Exhibit 99.1.

Pursuant to the terms of a certain Consulting Agreement by and between the Company and Dr. Hirschman, dated November 12, 2008 (the “Consulting Agreement”), Dr. Hirschman is initially receiving nominal compensation for a term of one year. It is anticipated that Dr. Hirschman will assist with trial design and also lead an acquisition team, perform due diligence, and otherwise help manage the acquisition of complementary product lines on behalf of the Company. The Consulting Agreement is filed with this report as Exhibit 10.1.

The Company has entered into an Agreement for Purchase and Sale of Assets by and between the Company and Dr. Hirschman, dated November 12, 2008 (the “Acquisition Agreement”) with respect to the acquisition of several pre-clinical compounds from Dr. Hirschman. The Acquisition Agreement provides for a sixty- (60-) day period for the Company to conduct a due diligence inquiry to its own satisfaction with respect to the pre-clinical compounds and Dr. Hirschman’s ownership of such pre-clinical compounds prior to closing the acquisition, and has an anticipated closing date of January 13, 2009. The Acquisition Agreement is filed with this report as Exhibit 10.2.

As consideration for Dr. Hirschman for the sale of the pre-clinical compounds, the Company has agreed to issue to Dr. Hirschman, a five-year warrant, issuable on the closing of the acquisition, exercisable for up to 5,000,000 shares of the Company’s Stock at an initial exercise price of $.50 per share (the “Warrant”). A Form of Warrant is filed with this report as Exhibit 10.3.

As a condition precedent to the closing under the Acquisition Agreement, the Company and Dr. Hirschman are required to enter into a certain Registration Rights Agreement, which provides for certain registration rights in connection with the shares of the Company’s Common Stock issuable upon exercise of the Warrant (the “Registration Rights Agreement”). A Form of Registration Rights Agreement is filed with this report as Exhibit 10.4.

Dr. Hirschman is the father of Orin Hirschman, a beneficial owner through AIGH Investment Partners, LLC of approximately 17% of the outstanding Common Stock of the Company.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description

10.1	Consulting Agreement, dated November 12, 2008
10.2	Acquisition Agreement, dated November 12, 2008
10.3	Form of Warrant
10.4	Form of Registration Rights Agreement
99.1	Press Release of BBM Holdings, Inc. dated November 12, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BBM HOLDINGS, INC.
Dated: November 12, 2008
	By:	/s/ Andrew Limpert
Andrew Limpert, President and CEO

EXHIBIT INDEX

Exhibit No.	Description

10.1	Consulting Agreement, dated November 12, 2008
10.2	Acquisition Agreement, dated November 12, 2008
10.3	Form of Warrant
10.4	Form of Registration Rights Agreement
99.1	Press Release of BBM Holdings, Inc. dated November 12, 2008